THIS EXHIBIT HAS BEEN REDACTED TO REMOVE INFORMATION THAT IS NOT MATERIAL AND THAT THE REGISTRANT MUST TREAT AS PRIVATE AND CONFIDENTIAL.

diaxonhit
Specialty Diagnostic Solutions

Maria Vilenchik PhD
CEO & President
Felicitex Therapeutics, Inc.
45 Ridge Road
Newton, MA 02468
USA

July 21, 2014

Amendment n° 1 to License and Collaboration Agreement between Diaxonhit and Felicitex – April 29, 2014

Dear Masha,

This letter constitutes Amendment n° 1 to the License and Collaboration Agreement between Diaxonhit and Felicitex Therapeutics, Inc. ("Felicitex") dated April 29, 2014 (the "License Agreement"). For purposes of this Amendment n° 1, terms used in this letter have the meaning set forth in the License Agreement.

Following discussions between Felicitex and Diaxonhit in connection with the current status of the *in vivo* proof of concept on pancreatic (Panc-1), ovarian (Ovcar-3) and colon (SW620/HCT116) cells 3 time points and 2 to 3 doses, conducted on EHT 5372 compound (the "Material") supplied by Diaxonhit to Felicitex ("POC study"), it is hereby agreed that the exclusive rights granted and obligations incurred pursuant to the foregoing License Agreement will be extended on the following terms and conditions:

- Except as set forth in this Amendment n°1, terms and conditions of the License Agreement referenced here above remain unchanged;
- Subject to Investment Payment being received by Felicitex and payment by Felicitex to Diaxonhit of the amount set forth in Article 7.1 (b) and (c), the Effective Date of Diaxonhit IP license pursuant to Article 6 is now October 31, 2014;
- Upon execution and delivery by Felicitex to Diaxonhit of this Amendment n°1, Diaxonhit shall supply Felicitex at no cost, with additional [redacted] Material for further research to be conducted, such additional work becoming part of the POC study. Any portion of Material that is not used will be returned to Diaxonhit upon completion of the POC study;
- The POC study completion report will be delivered by Felicitex to Diaxonhit on or before October 31, 2014;
- The amount set forth in Article 7.1 (b) and (c) is now of at least US$ 300,000 payable October 31, 2014; and
- There will be no further extension of the License Agreement after October 31, 2014.

Please indicate your agreement with the terms of this Amendment n°1 by returning to us one copy of this letter signed by authorized members of your institution.

REVU LEGAL

Best regards,

Loïc Maurel, President of the Directorate

Date: July __, 2014
Felicitex, Therapeutics, Inc.

Maria Vilenchik, Ph.D
CEO and President

July 23, 2014